Altschuler, Melvoin and Glasser LLP
Certified Public Accountants and Consultants

May 12, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

Re: Molecular Diagnostics, Inc.
Commission File Number: 0 935

Dear Sir or Madam:

We have read Item 4.01. Changes in Registrant's Certifying Accountant of Form 8-K of Molecular Diagnostics, Inc. dated May 10, 2006 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ ALTSCHULER, MELVOIN AND GLASSER LLP

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